As Filed With the Securities and Exchange Commission on January 6, 2009
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               UKRAGRO CORPORATION
             (Exact name of registrant as specified in its charter))

         Nevada                           7200                     98-0599925
(State or other jurisdiction   (Primary Standard Industrial      (IRS Employer
     of organization)              Classification Code)        Identification #)

                              239 B Schorsa Street
                            Zhitomir, Ukraine, 10008
                              Tel. 011380506081534
               (Address, including zip code, and telephone number,
        including area code, of registrants principal executive offices)

                          Business Filings Incorporated
                            6100 Neil Road, Suite 500
                               Reno, Nevada 89511
                                 (608) 827-5300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                                 Dean Law Corp.
                          601 Union Street, Suite 4200
                            Seattle, Washington 98101
                     Tel: (206) 274-4598 Fax: (206) 493-2777

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large  accelerated  filer [ ]                             Accelerated  filer [ ]
Non-accelerated  filer [ ]                         Smaller reporting company [X]
(Do not check if smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Securities to be   Amount To Be   Offering Price     Aggregate      Registration
be Registered      Registered       Per Share      Offering Price      Fee [1]
--------------------------------------------------------------------------------
Common Stock:       2,000,000          0.05          $100,000           $3.93
================================================================================
[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

                               UKRAGRO CORPORATION
                             SHARES OF COMMON STOCK
                       500,000 MINIMUM - 2,000,000 MAXIMUM

Before this offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

We are offering a minimum of 500,000 up to a maximum of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.05 per share. In the event that 500,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind.

However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 500,000 shares are sold within 270 days, all money received will be retained by us and there will be no refund. Funds will be held in a separate bank account at Wells Fargo Bank, 3101 Woburn Street, Bellingham, Washington 98226. The bank's telephone number is (360) 738-2331. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by Maria Yahodka, our sole officer and director. Ms. Yahodka will not receive any commissions or proceeds from the offering for selling shares on our behalf.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 4.

                            Offering Price     Expenses    Proceeds to Us
                            --------------     --------    --------------
     Per Share - Minimum       $   0.05        $ 0.020        $ 0.030
     Per Share - Maximum       $   0.05        $ 0.005        $ 0.045
     Minimum                   $ 25,000        $10,000        $15,000
     Maximum                   $100,000        $10,000        $90,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is _______________________.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Summary of Prospectus                                                       3

Risk Factors                                                                4

Use of Proceeds                                                             7

Determination of Offering Price                                             8

Dilution of the Price You Pay for Your Shares                               8

Plan of Distribution; Terms of the Offering                                11

Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                 14

Business                                                                   16

Management                                                                 18

Executive Compensation                                                     19

Principal Shareholders                                                     20

Description of Securities                                                  21

Certain Transactions                                                       22

Litigation                                                                 22

Experts                                                                    22

Legal Matters                                                              22

Financial Statements                                                       22

                             SUMMARY OF OUR OFFERING

OUR BUSINESS

We were incorporated on October 23, 2008. We are a development stage company. We do not have any revenues or operations, and we have minimal assets and have incurred losses since inception. We intend to open spa centers in Zhitomir and other cities in Ukraine.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

Our administrative office is located at 239 B Schorsa Street, Zhitomir, Ukraine and our telephone number is 011380506081534. Our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is October 31.

Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered        A minimum of 500,000 shares of common stock and
                                a maximum of 2,000,000 shares of common stock, par value $0.00001.

Offering price per share        $0.05

Offering period                 Our shares are being offered for a period not to
                                exceed 270 days.

Net proceeds to us              Approximately $15,000 assuming the minimum
                                numbers of shares are sold. Approximately
                                $90,000 assuming the maximum number of shares is sold.

Use of proceeds                 We will use the proceeds to pay for offering
                                expenses, the implementation of our business plan, and for working capital.

Number of shares outstanding
 before the offering            2,000,000

Number of shares outstanding
 after the offering if
 all of the shares are sold     4,000,000

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                          As of October 31, 2008
                                                          ----------------------
                                                               (audited)
     BALANCE SHEET

     Total Assets                                                $   100
     Total Liabilities                                           $   405
     Stockholders' Deficit                                       $  (305)

                                                             October 23, 2008
                                                               (Inception) to
                                                             October 31, 2008
                                                             ----------------
                                                                 (audited)
     INCOME STATEMENT

     Revenue                                                     $     0
     Total Expenses                                              $   806
     Net Loss                                                    $  (806)

                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

RISKS ASSOCIATED WITH UKRAGRO CORPORATION.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.

We were incorporated in October 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $806, of which $250 is for office rent, $250 is for consulting fees, and $306 is for filing fees and general office expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     *    completion of this offering
     *    our ability to attract customers who will buy our services from us
     *    our ability to generate revenues through the sale of our services

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. IF WE NEED ADDITIONAL FUNDS AND ARE UNABLE TO RAISE THEM WE WILL HAVE TO TERMINATE OUR OPERATIONS.

We have not yet started our business. We need the proceeds from this offering to start our operations. If the minimum of $25,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and are unable to raise the money, we will have to cease operations.

IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Since we are small and do not have much capital, we must limit marketing our services. The sale of services is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING CUSTOMERS AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

Our sole officer and director, Ms. Yahodka, will only be devoting limited time to our operations. Ms. Yahodka, our president and sole director will be devoting approximately 20 hours per week of her time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and director. She has no formal training in management; however, she is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR DOES NOT HAVE PRIOR EXPERIENCE IN FINANCIAL ACCOUNTING AND THE PREPARATION OF REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE MAY HAVE TO HIRE INDIVIDUALS WHICH COULD RESULT IN AN EXPENSE WE ARE UNABLE TO PAY.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

RISKS ASSOCIATED WITH THIS OFFERING:

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WHO IS ALSO OUR SOLE PROMOTER, WILL OWN 80% OF OUR TOTAL OUTSTANDING COMMON STOCK IF THE MINIMUM AMOUNT OF THE OFFERING IS SOLD AND 50% OF OUR TOTAL OUTSTANDING COMMON STOCK IF THE MAXIMUM AMOUNT OF THE OFFERING IS SOLD, SHE WILL RETAIN CONTROL OF US AND WILL BE ABLE TO DECIDE WHO WILL BE DIRECTORS AND YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF OUR SHARES.

Even if we sell all 2,000,000 shares of common stock in this offering, Maria Yahodka will own 50% of the total outstanding common stock; if the minimum amount of the offering is sold she will own 80% of the total outstanding common stock. As a result, after completion of this offering, regardless of the number of shares we sell, Ms. Yahodka will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

BECAUSE THE SEC IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKERS WHO DEAL IN OUR SHARES THAT ARE PENNY STOCKS, SOME BROKERS MAY BE UNWILLING TO TRADE THEM. THIS MEANS THAT YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES AND THIS MAY CAUSE THE PRICE OF OUR SHARES TO DECLINE.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock and

                                 USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, 500,000 common shares minimum, 2,000,000 common shares maximum basis. The table below sets forth the use of proceeds if 500,000 or 2,000,000 common shares of the offering are sold.

                                                     500,000           200,000
                                                     -------           -------
     Gross proceeds                                 $ 25,000          $100,000
     Offering expenses                              $ 10,000          $ 10,000
     Net proceeds                                   $ 15,000          $ 90,000

     The net proceeds will be used as follows:

     Website development                            $  1,200          $  2,400
     Repayment of loan                              $    405          $    405
     Marketing and advertising                      $  1,395          $  4,000
     Establishing spa center                        $  1,000          $ 15,000
     Equipment                                      $  5,000          $ 50,000
     Hiring one additional employee                 $      0          $  8,000
     Audit, accounting and filing fees              $  6,000          $  6,000
     Other expenses                                 $      0          $  4,195
     TOTAL                                          $ 15,000          $ 90,000

Total offering expenses of $10,000 to be paid from the proceeds of the offering are for legal fees and auditing fees related to this offering. No other expenses of the offering will be paid from the proceeds.

After the completion of this offering, we intend to initiate the development of our website "WWW.UKRAGROSPA.COM." WE intend to hire an outside web designer to assist us in designing and building our website. Also in the first year following our offering, we plan to open a spa in the city of Zhitomir, Ukraine.

We will repay $405 that was advanced to us by our president, Maria Yahodka.

Marketing and advertising will be focused on promoting our spa services, advertising it in local newspapers, magazines, city billboards, etc.

The cost of establishing a spa is estimated to be $15,000.

We estimate that equipment will cost approximately $50,000.

We intend to hire one additional employee to handle administrative duties, provided we raise the maximum amount of the offering.

We estimate our auditing and accounting fees to be $6,000 during the next twelve months. We have allocated up to $4,195 for additional unforeseen expenses which may arise as a result of initiating our operations.

The proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum amount is raised. Maria Yahodka our sole officer and director has determined that the funds will last twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $25,000 and a maximum of $100,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

     *    our lack of operating history;
     *    the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and,
     *    our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of October 31, 2008, the net tangible book value of our shares of common stock was a deficit of ($806) or approximately ($0.00) per share based upon 2,000,000 shares outstanding.

IF 100% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $89,194 or approximately $0.022 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.022 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.022 per share

After completion of this offering, if 2,000,000 shares are sold, you will own 50% of the total number of outstanding shares for which you will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholders will own 50% of the total number of outstanding shares for which they have made cash contributions totaling $20.00 or approximately $0.00001 per share.

IF 62.5% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event 62.5% of the shares are sold, the net tangible book value of the 3,250,000 shares then outstanding will be $51,694, or approximately $0.016 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $0.016 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.016 per share.

After completion of this offering, if 1,250,000 shares are sold, you will own approximately 38% of the total number of outstanding shares for which you will have made a cash investment of $62,500, or $0.05 per share. Our existing stockholders will own approximately 62% of the total number of outstanding shares for which they have made cash contributions totaling $20.00 or approximately $0.00001 per share.

IF THE MINIMUM NUMBER OF SHARES IS SOLD:

Upon completion of this offering, in the event 25% or the minimum amount of shares are sold, the net tangible book value of the 2,500,000 shares to be outstanding will be $14,194 or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.006 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.006 per share.

After completion of this offering, if 500,000 shares are sold, you will own 20% of the total number of outstanding shares for which you will have made a cash investment of $25,000, or $0.05 per share. Our existing stockholders will own 80% of the total number of outstanding shares for which they have made cash contributions totaling $20.00 or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:

Price per share                                                      $  0.00001
Net tangible book value per share before offering                    $    (0.00)
Potential gain to existing shareholders                              $   90,000
Net tangible book value per share after offering                     $    0.022
Increase to present stockholders in net tangible book value
 per share after offering                                            $    0.022
Capital contributions                                                $       20
Number of shares outstanding before the offering                      2,000,000
Number of shares after offering assuming the sale of the maximum
number of shares                                                      4,000,000
Percentage of ownership after offering                                       50%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share                                                      $     0.05
Dilution per share                                                   $    0.028
Capital contributions                                                $  100,000
Number of shares after offering held by public investors              2,000,000
 Percentage of capital contributions by existing shareholders              0.02%
Percentage of capital contributions by new investors                      99.98%
Percentage of ownership after offering                                       50%

PURCHASERS OF SHARES IN THIS OFFERING IF 62.5% OF SHARES SOLD

Price per share                                                      $     0.05
Dilution per share                                                   $    0.034
Capital contributions                                                $   62,500
Number of shares after offering held by public investors              1,250,000
 Percentage of capital contributions by existing shareholders             0.032%
Percentage of capital contributions by new investors                     99.968%
Percentage of ownership after offering                                       38%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share                                                      $     0.05
Dilution per share                                                   $    0.044
Capital contributions                                                $   25,000
 Percentage of capital contributions by existing shareholders              0.08%
Percentage of capital contributions by new investors                      99.92%
Number of shares after offering held by public investors                500,000
Percentage of ownership after offering                                       20%

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 2,000,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at Wells Fargo Bank, 3101 Woburn street, Bellingham, WA 98226. The bank's telephone number is (360) 738-2331. The funds will be maintained in a separate bank until we receive a minimum of $25,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $25,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $25,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering. The following are material changes that would entitle you to a refund of your money:

     *    an extension of the offering period beyond 270 days;
     *    a change in the offering price;
     *    a change in the minimum sales requirement;
     * a change to allow sales to affiliates in order to meet the minimum sales requirement; or
     * a change in the amount of proceeds necessary to release the funds held in the separate bank account.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Ms. Yahodka, our sole officer and director. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1.   The person is not statutorily disqualified, as that term is defined in
          Section 3(a)(39) of the Act, at the time of her participation; and,
     2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Yahodka is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Ms. Yahodka will also distribute the prospectus to potential investors at meetings, to business associates and to her friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our shares outside of the United States.

SECTION 15(g) OF THE EXCHANGE ACT - PENNY STOCK RULES

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
     * contains a brief, clear, narrative description of a dealer market, including "BID" and "ASK" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

REGULATION M

Our sole officer and director, who will sell the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

     1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and
     2. Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection.

All checks for subscriptions must be made payable to "UKRAGRO CORPORATION".

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin implementing and marketing our spa services to our target markets. We believe the technical aspects of our website will be sufficiently developed to use for our operations within 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount of money in this offering, it will last twelve months. The difference between the minimum and maximum amount relates to the website development; marketing and advertising; equipment and furniture; and hiring one employee. In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our business plan to potential customers. We will not begin operations until we raise money from this offering.

We have only one officer and director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, she will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

PLAN OF OPERATION

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our goal is to commence our operations. We intend to accomplish the foregoing through the following milestones:

     1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.
     2. After completion of the offering, we will immediately begin to develop our website. We believe that our website can be fully operational within 90 days and that it will cost between $1,200 and $2,400 to build our website.
     3. After our website is established, we intend to begin to market our business to potential customers or investors through our website and by personal contacts through Ms. Yahodka, our president.

Within 120 days after we complete our public offering, we should be in the position to begin to establish our spa center. We will attempt to build this center on a cost-sharing basis with potential vendors in Zhitomir, Ukraine.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not yet generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

In addition to this offering, we are seeking equity financing in order to obtain the capital required to implement our business plan.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON OCTOBER 23, 2008 TO OCTOBER 31, 2008

During this period we incorporated the company, hired an attorney, and hired an auditor for the preparation of this registration statement. We also prepared an internal business plan. Our loss since inception is $806 of which $250 is for rent, $250 is for consulting services, and $306 is for filing fees and general office expenses. We have not yet started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 120 days after we complete this offering.

Since inception, we have issued 2,000,000 founder's shares of common stock to our sole officer and director.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers to utilize our spa services, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.

Our sole officer and director is willing to loan us money for our operations until this offering has been completed or until the offering period has expired. If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely. If we raise the minimum amount of money from this offering, it will last one year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 2,000,000 shares of common stock pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of October 31, 2008, our total assets were $100 and our total liabilities were $405. We also had cash of $100.

                                    BUSINESS
GENERAL

We were incorporated in the State of Nevada on October 23, 2008. We have not started operations. We intend to start a spa center in the city of Zhitomir, Ukraine.

We have not yet generated any revenues and the only operation we have engaged in is the development of a business plan. Our business office is located at 239 B Schorsa Street, Zhitomir, Ukraine. Our telephone number is 011380506081534. This is the office of our President, Maria Yahodka. We have paid rent of $250 to Ms. Yahodka.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or advisory services by the public.

OUR STRATEGY

We intend to establish spa centers in urban areas. Our approach is to provide our clients with the most up-to-date skin care treatments and massage services. Currently, we do not yet have any customers or any contracts for our services. We also have not yet commenced any operations.

TARGET MARKET

We intend to target the city of Zhitomir, Ukraine. In our first year of operation, we plan to open one location. Customers will pay for our services with cash or credit cards and will be able to book appointments by person, by phone, over the internet or via mobile phone text messages.

REGULATORY REQUIREMENTS

We are not required to obtain any special licenses, nor meet any special regulatory requirements before establishing our business, other than a simple business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. For example, if we were required to obtain a government issued license for the purpose of providing spa services, then we may not be able to qualify for such a license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

MARKETING

Initially, our services will be promoted by Ms. Yahodka. She will discuss our services with her friends and business associates. We also anticipate utilizing other marketing avenues in our attempt to make our services known to the general public and attract potential customers. These marketing activities will be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; and, promotion of our web site.

REVENUE

We intend to generate revenues by charging a fee for our spa services.

Our spa center will require the purchase of equipment and the location setup. Therefore, we will require substantial start-up capital in order to begin operations.

Maria Yahodka, our president, will be devoting approximately 20 hours a week of her time to our operations. Once we begin operations, and are able to attract more and more clients to use our services, Ms. Yahodka has agreed to commit more time as required. Because Ms. Yahodka will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Yahodka. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees when they are needed.

OFFICES

Our offices are currently located at 239 B Schorsa Street, Zhitomir, Ukraine. Our telephone number is 011380506081534. We pay $250 rent. Upon the completion of our offering, we intend to establish our spa center elsewhere. As of the date of this prospectus, we have not sought or selected a new location.

                                   MANAGEMENT
OFFICERS AND DIRECTORS

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors for a term of one year and serves until her successor is duly elected and qualified, or until she is removed from office. Our board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address          Age                        Positions
----------------          ---                        ---------

Maria Yahodka             79      President, Chief Executive Officer, Secretary/
239 B Schorsa Street,             Treasurer, Chief Financial Officer, and the
Zhitomir, Ukraine                 sole member of the Board of Directors
10008

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OUR SOLE OFFICER AND DIRECTOR

MARIA YAHODKA - PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY, TREASURER, CHIEF FINANCIAL OFFICER, PRINCIPAL ACCOUNTING OFFICER AND OUR SOLE DIRECTOR.

Since October 23, 2008, Ms. Yahodka has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors. Ms. Yahodka has received formal training in massage therapy in Ukraine. Following the successful completion of her massage therapy program in 1997, Ms. Yahodka has owned and operated a private massage clinic. Ms. Yagodka devotes approximately 20 hours per week to our operations. and will devote additional time as required. Ms. Yagodka is not an officer or director of any other reporting company.

AUDIT COMMITTEE FINANCIAL EXPERT

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director us and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

CONFLICTS OF INTEREST

Ms. Yahodka devotes approximately 20 hours per week to our Company. The only conflict that exists is Ms. Yahodka's devotion of time to other projects. We have no provisions for handling conflicts of interest should they arise in the future; however, Ms. Yahodka has agreed not to engage in any business activity which conflicts with our activities.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on October 23, 2008, through October 31, 2008, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                Long-Term Compensation
                                --------------------------   -------------------------------------------
                                                                   Awards              Payouts
                                                                   ------              -------
                                                                         Securities
   Names                                           Other      Under      Restricted                Other
 Executive                                         Annual    Options/    Shares or                Annual
Officer and                                       Compen-      SARs      Restricted     LTIP      Compen-
 Principal              Year    Salary    Bonus    sation    Granted    Share/Units    Payouts    sation
 Position                       (US$)     (US$)    (US$)       (#)         (US$)        (US$)      (US$)
 ---------              ----    ------    -----    ------    -------    -----------    -------    ------
Maria Yahodka           2008      0         0        0          0            0            0          0
President,
Secretary/Treasurer,
Director

We do not have any employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin to attain profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our sole director does not receive any compensation for serving as a member of the board of directors.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                                                                                      Percentage of
                           Number of      Percentage of     Number of Shares         Ownership After
                            Shares         Ownership         After Offering           the Offering
Name and Address          Before the       Before the       Assuming all of the     Assuming all of the
Beneficial Owner [1]       Offering         Offering         Shares are Sold          Shares are Sold
--------------------       --------         --------         ---------------          ---------------
Maria Yahodka              2,000,000        100.00%             4,000,000                   50%
239 B Schorsa Street
Zhitomir, Ukraine
10008

----------
[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct stock holdings. Ms. Yahodka is the only "promoter" of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. Under Rule 144, since Ms. Yahodka is an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director and she owns 2,000,000 restricted shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK

We do not have a class of preferred stock.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act and the reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not selected a stock transfer agent yet.

                              CERTAIN TRANSACTIONS

In October 2008, we issued a total of 2,000,000 shares of restricted common stock to Maria Yahodka, our sole officer and director. These shares represent 100% of our issued and outstanding shares. This represents the complete interest of our sole current shareholder prior to any future issuance of stock under this registration statement.

Further, Ms. Yahodka has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of October 31, 2008, Ms. Yahodka has advanced us $405 for our benefit. Ms. Yahodka will be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Yahodka. The obligation to Ms. Yahodka does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Yahodka or the repayment of the funds to Ms. Yahodka. The entire transaction was oral.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements for the period from inception to October 31, 2008, included in this prospectus have been audited by M&K CPAS, PLLC, 13831 Northwest Freeway, Suite 300 Houston, TX 77040, telephone 832-242-9950 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by of the law firm Dean Law Corp.

                              FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by M&K CPAS, PLLC 13831 Northwest Freeway, Suite 300 Houston, TX 77040; telephone:
832-242-9950:

                              FINANCIAL STATEMENTS

Ukragro Corporation
(A Development Stage Corporation)
October 31, 2008

                                                                           Index
                                                                           -----

Report of Independent Registered Public Accounting Firm ..................  F-1

Balance Sheet as of October 31, 2008 .....................................  F-2

Statement of Operations for the Period From October 23, 2008
(Inception) Through October 31, 2008 .....................................  F-3

Statement of Cash Flows for the Period From October 23, 2008
(Inception) Through October 31, 2008 .....................................  F-4

Statement of Changes in Stockholders' Deficit for the Period From
October 23, 2008 (Inception) Through October 31, 2008 ....................  F-5

Notes to the Financial Statements ........................................  F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS
Ukragro Corporation

We have audited the accompanying balance sheet of Ukragro Corporation (a development stage company) as of October 31, 2008 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from October 23, 2008 (inception) through October 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ukragro Corporation as of October 31, 2008, and the results of its operations, changes in stockholders' deficit and cash flows for the period from October 23, 2008 (inception) through October 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ M&K CPAS, PLLC
-------------------------------
Houston, Texas
www.mkacpas.com
December 18, 2008

                               Ukragro Corporation
                          (A Development Stage Company)
                                  Balance Sheet
                             As of October 31, 2008


ASSETS

Current Assets

Cash                                                                   $   100
                                                                       -------

      Total Assets                                                     $   100
                                                                       =======

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Loan to related party                                                  $   405
                                                                       -------
Stockholders' Deficit
  Common Stock (2,000,000 shares issued and outstanding
   at par value 0.00001)                                                    20
  Additional paid-in capital                                               481
  Deficit accumulated during the development stage                        (806)
                                                                       -------

Total Stockholders' Deficit                                               (305)
                                                                       -------

      Total Liabilities and Stockholders' Deficit                      $   100
                                                                       =======


             See the accompanying summary of accounting policies and
                       notes to the financial statements

                               Ukragro Corporation
                          (A Development Stage Company)
                             Statement of Operations
    For the Period from October 23, 2008 (inception) through October 31, 2008


Operating Expenses
  Consulting services                                               $       250
  General and administrative                                                 30
  Rent                                                                      250
  Legal and accounting                                                      275
  Interest Expense                                                            1
                                                                    -----------

      Total Expenses                                                        806
                                                                    -----------

Net Loss                                                            $      (806)
                                                                    ===========

Net Loss Per Common Share - Basic and Diluted                       $     (0.00)
                                                                    ===========

Weighted Average Number of Common Shares Outstanding                  2,000,000
                                                                    ===========


             See the accompanying summary of accounting policies and
                        notes to the financial statements

                               Ukragro Corporation
                          (A Development Stage Company)
                            Statements of Cash Flows
    For the period from October 23, 2008 (inception) through October 31, 2008


Operating Activities
  Net loss                                                            $  (806)
  Adjustments to reconcile net loss to cash
   used in operating activities:
     Contributed rent and consulting services                             500
     Imputed interest on due to directors                                   1
                                                                      -------

Net Cash Used in Operating Activities                                    (305)
                                                                      -------
Financing Activities
  Proceeds from loans - related party                                     405
                                                                      -------

Net Cash Provided by Financing Activities                                 405
                                                                      -------

Increase (Decrease) in Cash                                               100

Cash - Beginning of Period                                                 --
                                                                      -------

Cash - End of Period                                                  $   100
                                                                      =======

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
  Interest                                                            $    --

  Income taxes                                                        $    --


             See the accompanying summary of accounting policies and
                       notes to the financial statements

                               Ukragro Corporation
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
    For the period from October 23, 2008 (inception) through October 31, 2008

                                                                              Deficit
                                                                            Accumulated
                                                              Additional    During the
                                          Common Stock          Paid-in     Development
                                       Shares      Amount       Capital        Stage        Total
                                       ------      ------       -------        -----        -----
Issuance of founders shares          2,000,000      $  20       $  (20)       $   --       $   --

Contributed rent and consulting
services                                    --         --          500            --          500

Imputed Interest                             1         --            1

Net loss                                    --         --           --          (806)        (806)
                                     ---------      -----       ------        ------       ------

Balances at October 31, 2008         2,000,000      $  20       $  481        $ (806)      $ (305)
                                     =========      =====       ======        ======       ======


             See the accompanying summary of accounting policies and
                       notes to the financial statements

                               Ukragro Corporation
                          (A Development Stage Company)
                        Notes to the Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UkrAgro Corporation (the "Company") was incorporated on October 23, 2008, under the laws of the State of Nevada, as a development stage company. The Company intends to commence operations in the agricultural industry.

BASIS OF PRESENATATION

The Company follows accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

REVENUE RECOGNITION

Revenue is recognized when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, and collectability is reasonably assured. Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of October 31, 2008, there were no cash equivalents.

DEVELOPMENT STAGE COMPANY

The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

IMPAIRMENT OF LONG LIVED ASSETS

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments, including cash, receivables, accounts payable, and notes payable are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with market rates. No adjustments have been made in the current period.

INCOME TAXES

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or benefits for the periods ending October 31, 2008.

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.

STOCK BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards No.123(R) or SFAS No. 123(R), Share-Based
Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments. The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services under FASB Statement No. 123.

The Company did not grant any stock options or warrants during the period ended October 31, 2008.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies Ukragro Corporation will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Ukragro Corporation be unable to continue as a going concern. As at October 31, 2008, Ukragro Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $ 806 since inception. The continuation of Ukragro Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of Ukragro Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Ukragro Corporation' ability to continue as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

A director loaned $405 to the Company during the period ended October 31, 2008, which is unsecured, non interest bearing, with no specific terms of repayment. Imputed interest in the amount of $1 is included as a contribution to additional paid in capital.

During the period ended October 31, 2008 the Company recognized a total of $250 for donated services and $250 for consulting services provided by the President and Director of the Company.

NOTE 4 - COMMON STOCK

As of October 31, 2008 the Ukragro Corporation has issued 2,000,000 common shares as founder's shares.

NOTE 5 - INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carryforwards expire beginning in 2028 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating loss carryforward was $806 at October 31, 2008. The significant components of the deferred tax asset as of October 31, 2008 are as follows:

                Net operating loss carryforwards          $   282
                Valuation allowance                          (282)
                                                          -------
                Net deferred tax asset                    $    --
                                                          =======

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant are as follows:

     SEC Registration Fee                                           $   100
     Printing Expenses                                                  100
     Accounting Fees and Expenses                                     4,500
     Legal Fees and Expenses                                          3,000
     Blue Sky Fees/Expenses                                             500
     Transfer Agent Fees                                              1,800
                                                                    -------
     TOTAL                                                          $10,000
                                                                    =======

RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address                 Date                 Shares       Consideration
----------------                 ----                 ------       -------------
Maria Yahodka               October 31, 2008         2,000,000          $20
239 B Schorsa Street
Zhitomir , Ukraine
10008

We issued the foregoing restricted shares of common stock to Ms. Yahodka pursuant to Regulation S of the Securities Act of 1933. The sale of our shares to Ms. Yahodka took place outside the United States of America and Ms. Yahodka is non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of our shares and general solicitation was not made to anyone.

                                    EXHIBITS.

The following Exhibits are filed as part of this Registration Statement:

     Exhibit No.                        Document Description
     -----------                        --------------------
        3.1            Articles of Incorporation.
        3.2            Bylaws.
        4.1            Specimen Stock Certificate.
        5.1 Opinion of Dean Law Corp. regarding the legality of the securities being registered.
       23.1            Consent of M&K CPAS, PLLC
       99.1            Subscription Agreement.

                                  UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Intentionally omitted.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zhitomir, Ukraine, on the 6th day of January, 2009.

                    UKRAGRO CORPORATION


                    BY: /s/ Maria Yahodka
                        --------------------------------------------------------
                        Maria Yahodka, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.